Exhibit 99.1

Infinera Awarded California Competes Grant to Increase Domestic Production of Next-generation Semiconductors

San Jose, Calif., November 21, 2023 - Infinera Corporation (NASDAQ: INFN) announced today it has been awarded a California Competes (CalCompetes) grant valued at up to $14 million over five years by the California Governor’s Office of Business and Economic Development (GO-Biz). This is a first step to expand and modernize Infinera’s U.S.-based domestic production of next-generation semiconductors and continue to support innovation and economic development in the United States in future years.
The CalCompetes grant will enable Infinera, a domestic optical compound semiconductor manufacturer with in-house fab operations and advanced test and packaging capabilities in multiple states, to build upon its 20+ year history in the United States and continue to drive innovation in indium phosphide-based compound semiconductor and monolithic photonic integrated circuit (PIC) technologies. Fostering the domestic production of these critical and emerging technologies helps increase America’s economic and national security in semiconductor innovation, manufacturing, and supply chain resilience.
The CalCompetes Grant Program is one of California’s main incentive programs to leverage tens of billions of dollars of federal funds available under the Creating Helpful Incentives to Produce Semiconductors (CHIPS) Act. The CHIPS Act is designed to encourage growth and expansion of semiconductor manufacturing and research and development in the United States.
“We are grateful and honored to receive this grant award, which represents an important step in helping to boost America’s domestic production of semiconductor technologies,” said David Heard, Chief Executive Officer, Infinera. “Since our founding, we chose to keep our optical compound semiconductor fab and advanced packaging operations in the United States. We remain committed to leveraging our unique expertise, talent, and capabilities to support the goals of U.S. federal and state initiatives focused on economic development and national security.”

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to Infinera’s ability to continue to drive innovation in indium phosphide-based compound semiconductor and monolithic PIC technologies in support of U.S. economic development and national security. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual results may vary materially from these expectations as a result of various risks and uncertainties. Information about these risks and uncertainties, and other risks and uncertainties that affect Infinera’s business, is contained in the risk factors section and other sections of Infinera’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended July 1, 2023 as filed with the SEC on August 9, 2023, as well as any subsequent reports filed with or furnished to the SEC. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.